UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2008

AMERICAN ECOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lakepointe Centre I, 300 E. Mallard Drive, Suite 300 Boise, Idaho (Address of principal executive offices)		83706 (Zip Code)

(208) 331-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 10, 2008, the American Ecology Corporation (“the Company”) Board of Directors approved the appointment of James R. Baumgardner to the position of President and Chief Operating Officer.  Mr. Baumgardner, age 46, re-joins the Company from SECOR International, Inc. where since 2006 he served Senior Vice President and Chief Financial Officer.  From 1999 to 2006 Mr. Baumgardner served as the Company’s Senior Vice President and Chief Financial Officer.  Prior to joining the Company in 1999, Mr. Baumgardner held various positions in corporate banking and corporate treasury.  Mr. Baumgardner holds a Masters of Business Administration and Bachelors of Science from Oregon State University.

In connection with his appointment, Mr. Baumgardner entered into a management employment agreement (the “Agreement”) with a term through May 2010.  Among other things, the Agreement establishes Mr. Baumgardner’s annual base salary of $250,000 and participation in the Company’s employee benefit plans, including any management incentive plans.

Mr. Baumgardner is eligible to receive an incentive bonus payment for fiscal year 2009 if the base financial performance target (the “Base Budget Target”) is achieved. The bonus opportunity for achieving the 2009 Base Budget Target is up to 40% of his base salary. In the event the Company exceeds the Base Budget Target, Mr. Baumgardner is eligible for an additional bonus payment calculated by multiplying his base salary by 1% for every 1% increase over the Base Budget Target. There is no maximum payout.

The Agreement provides for severance benefits payable to Mr. Baumgardner if his employment is terminated by the Company without cause or Mr. Baumgardner terminates his employment for good reason.  The Agreement also provides for severance benefits payable to Mr. Baumgardner in the event that the Company and Mr. Baumgardner do not enter into a new employment agreement prior to June 1, 2010.  In addition, the Agreement also entitles Mr. Baumgardner to a payment in the event of a change in control of the Company during the term of the Agreement where the enterprise value of the Company is greater than or equal to a designated valuation, with the amount of the payment to be determined based upon a designated percentage of transaction value.   .Any payments made in connection with a change in control of the Company under the Agreement are in lieu of any severance benefits payable under the Agreement.  Mr. Baumgardner is also eligible to participate in the equity incentive plans of the Company, including the American Ecology 2008 Stock Incentive Plan.

(e) On December 10, 2008, the Compensation Committee of the Board of Directors of American Ecology Corporation (the “Company”) approved the annual base salary and bonus opportunity for each of the other members of the executive leadership team for fiscal year 2009. The fiscal year 2009 base salary for each of the Company’s named executive officers is as follows:

Named Executive Officer	Title	FY 2009 Base Salary

Stephen A. Romano	President and Chief Executive Officer	$300,000

Simon G. Bell	Vice President of Operations	$172,000

Jeffrey R. Feeler	Vice President and Chief Financial Officer	$172,000

John M. Cooper	Vice President and Chief Information Officer	$140,000

Steven D. Welling	Vice President of Sales and Marketing	$130,000

The Compensation Committee also approved a bonus opportunity for each of the other members of the executive leadership team. Each executive officer will be eligible to receive a bonus payment for fiscal year 2009 if the Base Budget Target” is achieved. The bonus opportunity for achieving the 2009 Base Budget Target is up to 75% of base salary for Mr. Romano, up to 35% of base salary for Messrs. Bell, Feeler and Cooper and up to 25% of base salary for Mr. Welling. In the event the Company exceeds the Base Budget Target, Mr. Romano will be eligible for an additional bonus payment calculated by multiplying his base salary by 2.5% for every 1% increase over the Base Budget Target. Similarly, Messrs. Bell, Feeler, Cooper and Welling will be eligible for an additional bonus payment calculated by multiplying their respective salaries by 1% for every 1% increase over the Base Budget Target. There is no maximum payout.

Mr. Welling will also be compensated under the Company’s 2004 Executive Sales Incentive Plan (the “Plan”). The Plan is designed to, among other things, leverage Mr. Welling’s sales and leadership skills to improve the performance of individual sales team members and drive overall team performance and efficiency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN ECOLOGY CORPORATION
(Registrant)

Date: December 12, 2008	By:	/S/ Jeffrey R. Feeler
Jeffrey R. Feeler
Vice President & Chief Financial Officer